EXHIBIT 10.3

SAGGI CAPITAL CORP. 545 Madison Avenue New York New York  10022

CONSULTING AGREEMENT

         THE CONSULTING AGREEMENT ("Agreement") is made this 1st day of August 1997, by and between Saggi Capital Corp. (the "Consultant") whose principal place of business is 545 Madison Avenue, New York, New York, and Elite
Laboratories, Inc. (Elite), a Delaware corporation (the "Client") whose principal place of business is 230 W. Passaic Street, Maywood, New Jersey 07607.

W I T N E S S E T H

WHEREAS, the Consultant is willing and capable of providing various consulting and investor relation services for and on behalf of the Client in connection with the Client's interaction with broker dealers, shareholders and members of the general public.

WHEREAS, THE Client wishes to retain the services of the Consultant to consult on strategic alliances for the Client pursuant to the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

         1. Engagement. The client hereby retains the Consultant subject to the provisions of paragraph 4, and Consultant hereby accepts the engagement, act as an investor relations and consultant to the Client. It is the intention of the parties to this Agreement that the Consultant will gather all publicly available information on the Client and confer with officers and directors of the Client in an effort to consolidate the information obtained into summary for telephonc dissemination to interested parties. The Consultant will then disseminate such information about the Client to individuals and registered representatives of broker-dealers who the Consultant in its reaosnable discretion, believes can most effectively disseminate such infomration to the general pubic. The Conulstant will not provide any investment advice or recommmendations to any of its contacts bout the client; rather the Consultant will focus on telephonic and person-to-person meetings with individuals targeted by the Client for contact and familiarization with information which the Consultant has collected and is otherwise available to the general public about the Client.

However, the Consultant will be diligent and use its best efforts to perform its obligations under this Agreement. It is agreed that the consultant will strictly deserve [sic] all securities regulations and laws, and all other laws.

The Consultant hereby agrees to devote such time as is necessary to the Client to fulfill the obligations set forth in this Paragraph 1. It is expressly agreed between the parties that the Consultant shall have no fixed or minimum number of hours within which to perform its obligations under this Agreement. It is understood that the services rendered under this Agreement will be provided by Sharon Will or a person directly under her supervision.

         2. Proprietary Information. In connection with their services pursuant to this Agreement, Consultant will obtain certain information from the Client concerning the Client's business, operations and certain inventions, know-how and technology, which the Client considers proprietary. The Consultant agrees to treat any such information (herein collectively referred to as the "Confidential Information") in accordance with the provisions of this paragraph 2. Confidential Information does not include information which (i) is independently obtained from members of the public to whom the information was made available other than as a result of a disclosure by the Consultant or its directors, officers, employees, agents or advisors, or (ii) was or becomes available to the Consultant on a non-confidential basis from a source other than the Client or its directors, officers, employees, agent or advisors provided that such source is not known to the Consultant to be bound by a confidentiality agreement with the Client.

         The Consultant hereby agrees that the Confidential Information will be kept confidential by the Consultant, provided, however, that any disclosure of such Confidential Information may be made to which the Client consents in writing.

         Upon expiration or termination of this Agreement, the Consultant shall promptly redeliver to the Client any and all written material containing or reflecting any of the Confidential Information and will not retain any copies, extracts or other reproductions in whole or in part of such written material. All documents, memoranda, notes and other writings whatsoever prepared by the Consultant or its advisor based on the information contained in the Confidential Information shall be destroyed, and such destruction shall, upon demand, be certified in writing to the Client by an authorized officer supervising such destruction. It is agreed that all information and materials produced by the Client shall be the sole and exclusive property of the Client. All copyright and title of said work shall be the property of the Client, free and clear of all claims thereto by the Consultant, and the consultant shall retain no claim of authorship therein.

         The provisions of this paragraph 2 shall survive expiration and termination of this Agreement.

         The Consultant agrees to perform the work hereunder diligently and in the highest professional manner and shall provide all necessary personnel to complete the work in the time and manner reasonably set forth by the Client.

         3. Remuneration. In consideration for the services to be provide to the Client by the Consultant under this Agreement, the Client hereby agrees to the payment of remuneration to the Consultant as follows:

(a) The Client hereby agrees to pay the Consultant an annual consulting fee in the amount between $42,000 and $60,000, payable in equal monthly installments of between $3,600 and $5,000 per month for a period of thirty six (36) months from the date of this Agreement. Such payment shall be due on the first (1st) day of each and every month hereafter.

         (b) Upon execution of this Agreement, or as soon thereafter as possible, the Client shall cause to be issued to the Consultant pursuant to the authority granted from the Client's Board of Directors 150,000 to 200,000 Warrants exercisable for a period of 5 years at $3.00 per share of its common stock, which will be identical to the Warrants purchased by investors in any subsequent offering. The share certificate to be issued shall be issued in the name which the Consultant provides to the Client in the Consultant's sole discretion. The shares underlying the warrants shall be free and clear of all liens and encumbrances except it shall bear a legend containing the restrictive language of Rule 144 of the Securities Act of 1933, as amended.

         (c) The Client agrees to reimburse the consultant for all travel, entertainment, mailing, printing, postage and all other out-of-pocket expenses directly related to the services to be provided. Expenses in excess of $100 per occasion shall be preapproved by the Client. Upon termination of this Agreement, any continuing obligation under this paragraph shall cease; however any accrued but unpaid expenses due to the Consultant under this subparagraph shall be due and payable within ten (10) days from such date.

         4. Term. It is agreed between the parties that this Agreement shall expire on the last day of the Thirty Six (36) full month from the date here unless terminated as provided for in paragraph 3(a). The Consultant's obligation to provide services hereunder shall commence on the date on which the Consultant receives from the Client the first payment compensation under paragraph 3(a) and the Client has caused to be issued the option certificate referred to in paragraph 3(b) hereof.

         Notwithstanding the foregoing, this Agreement may be terminated by Client upon a material breach by Consultant, or if Consultant or any of its directors, officers, employees or consultants become the subject of any criminal prosecution or any enforcement proceeding by the Securities and Exchange Commission or any other state or federal agency.

         5.       Miscellaneous Provisions.

                  (a) This Agreement and the duties and responsibilities creased hereby may not be assigned, transferred or delegated by the Consultant without the prior written consent of the Client.

                  (b) This Agreement shall be interpreted and governed by the laws of the State of New York; all clauses of this Agreement are distinct and severable and if any clause shall be held illegal or void, it shall not affect the validity or legality of the remaining provisions of this Agreement.

                  (c) No waiver of any breach of any condition herein will constitute a waiver of any subsequent reach of the same or any other condition.

                  (d) The parties hereto agree to execute such other documents as are necessary to carry out the intent and the spirit of this Agreement.

                  (e) Subject to the other provisions hereof, the terms and conditions of this Agreement shall extend to and be binding upon and shall inure to the benefit of the successors and assigns of the Parties hereto.

         6. Notices. All notices, demands or requests required or authorized hereunder shall be deemed sufficiently given if in writing and sent by registered or certified mail, return receipt requested and postage prepaid, or by telex, telegram or cable to:

                  Client:           ELITE LABORATORIES, INC.
                                    230 Passaic Street
                                    Maywood, New Jersey  07607

                                    and if to Consultant:

                                    SAGGI CAPITAL CORP.
                                    545 Madison Avenue
                                    New York, NY  10022
                                    Attn:  Sharon Will

         7. Status of Parties. For the purpose of this Agreement, and the services, duties and responsibilities created hereunder, nothing other than the exercise of warrants provided for in Paragraph 3 contained herein shall create an equity or ownership interest of one party in the other. It is understood and agreed between the parties that the Consultant is an independent contractor of the Client for the purposes set forth herein.

         8. Entire Agreement. This instrument contains the entire agreement of the parties relating to the subject matter hereof. The parties have made no agreements, representations or warranties relating to the subject matter hereof which are not set forth herein. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

         9. Notwithstanding the foregoing, this Agreement may be terminated by client upon a material breach by consultant, or if consultant or any of its directors or officers become the subject of any criminal prosecution or any enforcement proceeding by the Securities and Exchange Commission or any other state or federal agency.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                            CONSULTANT:

                                            SAGGI CAPITAL CORP.

                                            By:  /s/ Sharon Will

                                            CLIENT:

                                            ELITE LABORATORIES, INC.

                                            By: /s/